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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 14th day of January, 1997, by and among J.C. NICHOLS COMPANY (the "Company"), a Missouri corporation, AHI METNALL L.P. ("AHI"), a Delaware limited partnership, Mr. John Simon, an individual, and Mr. James W. Quinn, an individual.

     WHEREAS, AHI owns beneficially and of record 948,880 shares of common stock of the Company (the "Shares") and Mr. Simon and Mr. Quinn own indirectly an interest in AHI and are members of the Board of Directors of the Company;

     WHEREAS, the Company desires to purchase and AHI desires to sell the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.   SALE OF THE SHARES.

     1.1 SALE OF SHARES BY AHI. Subject to the terms and conditions set forth in this Agreement, AHI hereby agrees to sell, assign, transfer and deliver to the Company the Shares, free and clear of all security interests, encumbrances, mortgages, charges, liens, options and pledges of every kind.

     1.2 FURTHER ASSURANCES BY AHI. At any time and from time to time after the Closing (as defined below), at the Company's request and without further consideration, AHI shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other actions as the Company may reasonably request, to more effectively transfer, convey and assign to the Company and to confirm the Company's title to all the Shares owned by AHI, in order to carry out the purposes and intent of this Agreement.

     1.3 FURTHER ASSURANCES BY COMPANY. At any time and from time to time after the Closing, at AHI's request and without further consideration, the Company shall promptly execute and deliver such documents, and take all such other actions as AHI may reasonably request, to more effectively carry out the purposes and intent of this Agreement, the Note (as defined below) and the Pledge Agreement (as defined below).

2.   PURCHASE PRICE.

     The total purchase price for the Shares shall be Twenty-Five Million Eight Hundred Fifty-Six Thousand Nine Hundred Eighty Dollars ($25,856,980.00) (the "Purchase Price") and shall be payable as follows:


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          (a)  At the Closing (as defined below), the Company shall deliver to AHI the sum of Twelve Million Eight Hundred Nine Thousand Eight Hundred Eighty Dollars ($12,809,880.00) by wire transfer of immediately available funds to an account that shall be designated by AHI at least two (2) business days prior to the Closing. In the event the Closing occurs subsequent to January 15, 1997, the amount wire transferred by the Company shall be increased by interest payable thereon from January 15, 1997 to the Closing Date, payable at the rate of eight percent (8%) per annum.

          (b)  At the Closing, the Company shall deliver to AHI a promissory note in the amount of Thirteen Million Forty-Seven Thousand One Hundred Dollars ($13,047,100.00), as adjusted by the amount due from AHI to the Company pursuant to Section 12.2 of this Agreement, in the form attached as Exhibit A hereto (the "Note"). The Note shall bear interest at the rate of eight percent (8%) per annum, commencing on January 15, 1997, and shall have the benefits of the Pledge Agreement.

3.   CLOSING.

     The purchase and sale of the Shares provided for in this Agreement (the "Closing") shall take place at the offices of Blackwell Sanders Matheny Weary & Lombardi L.C., in Kansas City, Missouri, at 10 a.m. local time on January 31, 1997, or at such other place, time or date as may be mutually agreed upon by the parties. The Closing shall take place prior to January 31 if the Company is prepared for a closing prior to such date. The transfer of the Shares by AHI to the Company shall be deemed to occur at 12:01 a.m. on the date of the Closing (the "Closing Date").

4.   CONDITIONS TO COMPANY CLOSING.

     The obligations of the Company described in this Agreement are subject to the conditions precedent of receipt by the Company of the following items as of the Closing Date:

          (a) Stock certificates representing the Shares, duly executed by AHI for transfer to the Company or with stock powers duly endorsed by AHI to the Company.

          (b) A pledge agreement in form and content (including as to covered collateral) mutually acceptable to the parties hereto and executed by AHI (the "Pledge Agreement").

          (c) A copy of resolutions adopted by the general partner of AHI, in a form acceptable to the Company, authorizing the execution of this Agreement and the agreements and documents contemplated hereby, and the consummation of the transactions contemplated herein by AHI, duly certified as of the date hereof by the Secretary of such general partner.

          (d) The written resignations of Mr. James W. Quinn and Mr. John Simon from the Board of Directors of the Company, in a form acceptable to the Company.

          (e) A legal opinion from counsel for AHI, dated the Closing Date, addressed to the Company, in form and substance acceptable to the Company, and (subject to customary

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exceptions) generally covering the legal matters set forth in Sections 6.1,
6.2, 6.3, 6.4, 6.5, and 6.7 hereof.

          (f) An opinion from Houlihan Lokey Howard & Zukin, financial advisor to the Board of Directors of the Company, dated on or before the Closing Date, and (i) expressing the opinion that the price described above for the Shares is within a range of fair value for the Shares and (ii) not concluding that the proposed transaction will meaningfully detract from the ability of the Company to complete a public offering of its common stock within twelve months.

5.   CONDITIONS TO AHI CLOSING.

     The obligations of AHI described in this Agreement are subject to the conditions precedent of receipt by AHI of the following items as of the Closing Date:

          (a) Evidence from the bank designated by AHI that Twelve Million Eight Hundred Nine Thousand Eight Hundred Eighty Dollars ($12,809,880.000), as increased by the interest payable pursuant to Section 2(a), has been wire transferred to the account or accounts designated by AHI.

          (b)  The Note, duly executed by the Company.

          (c)  The Pledge Agreement, duly executed by the Company.

          (d) The deed of trust referred to in the Pledge Agreement (the "Deed of Trust"), duly executed by the Company.

          (e) An allonge reflecting the collateral assignment to AHI of the mortgage note described in the Pledge Agreement (the "Mortgage Note") and documents described in the Pledge Agreement assigning to AHI the collateral for such mortgage note (the "Collateral Document Assignments"), all duly executed by the Company and in a form mutually acceptable to the parties hereto.

          (f) A copy of resolutions duly adopted by the Board of Directors of the Company, in a form acceptable to AHI, authorizing the execution of this Agreement and the other agreements and documents contemplated hereby, and the consummation of the transactions contemplated herein by the Company, duly certified as of the date hereof, by the Secretary of the Company.

          (g) A legal opinion from counsel for the Company, dated the Closing Date, addressed to AHI, in form and substance acceptable to AHI, and (subject to customary exceptions and explaining to the extent appropriate its analysis under Missouri corporate law relating to the ability of a Missouri corporation to repurchase outstanding shares under certain circumstances) generally covering the legal matters set forth in Sections 7.1, 7.2, 7.4, and
7.5 hereof.

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6.   REPRESENTATIONS OF AHI.

     AHI represents and warrants to the Company as follows:

     6.1 ORGANIZATION AND AUTHORITY. AHI is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties and carry on its business as now being conducted. AHI has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby.

     6.2 AUTHORIZATION. The execution and delivery of this Agreement by AHI, and the agreements provided for herein, and the consummation by AHI of the transactions contemplated hereby and thereby, have been duly authorized by all requisite limited partnership action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of AHI, enforceable against AHI in accordance with their respective laws.

     6.3 TITLE TO SHARES. AHI has legal and beneficial title to the Shares free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, pledges, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

     6.4 TITLE CONVEYED. AHI has the full right, power and authority to transfer, convey and sell to the Company at the Closing the Shares and, upon consummation of the purchase contemplated hereby, the Company will acquire from AHI legal and beneficial title to such Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, pledges, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

     6.5 RESTRICTIONS ON TRANSFER. AHI is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution or delivery of this Agreement by AHI or the transfer, conveyance and sale of the Shares to be sold by AHI to the Company pursuant to the terms hereof.

     6.6 BROKERS. No broker or finder has acted for AHI in connection with this agreement or the transactions contemplated hereby, and, except as set forth in Section 12.2 below, no person or entity is entitled to any fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of AHI.

     6.7 REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by AHI and that are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

     6.8 ACCESS TO INFORMATION. Except as expressly set forth herein, AHI is not relying on any representations or warranties of the Company in deciding to sell the Shares. AHI has had

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full and complete access to the books and records of the Company in making its decision to sell the Shares, and has had the opportunity to ask of management of the Company all questions deemed necessary to a decision to sell the Shares and has received answers to such questions satisfactory to AHI.

7.   REPRESENTATIONS OF THE COMPANY.

     The Company represents and warrants to AHI as follows:

     7.1 ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite power and authority to own its properties and carry on its business as now being conducted. The Company has full power to execute and deliver this Agreement, the Note, and the agreements contemplated herein, and to consummate the transactions contemplated hereby.

     7.2 AUTHORIZATION. The execution and delivery by the Company of this Agreement, the Note, and the agreements and other instruments provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations (including the Note) entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     7.3 BROKERS. No broker or finder has acted for the Company in connection with this agreement or the transactions contemplated hereby, and, except as set forth in Section 12.2 below, no broker or finder is entitled to any fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Company.

     7.4 REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by the Company and that are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

     7.5 SECURITY INTEREST. Upon execution of the Pledge Agreement and delivery to AHI at Closing of the Mortgage Note and the Collateral Document
Assignments: (i) AHI will have a valid and enforceable first priority security interest in the Mortgage Note, and (ii) upon proper recordation of the Collateral Document Assignments in Johnson County, Kansas, will have obtained a valid and enforceable assignment of the documents securing the obligations set forth in the Mortgage Note. Upon execution and delivery to AHI of the Deed of Trust and recordation thereof in the appropriate real estate records in Jackson County, Missouri, the Deed of Trust will create a valid and enforceable first priority lien on the property described therein.

                                       5

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8.   NOTICES.

     Any notice, request, demand, consent or other communication required or permitted hereunder shall be in writing, signed by a duly authorized representative of the party giving notice and given to the other party by delivery in person; by recognized national overnight courier service; or by facsimile transmission at the following addresses (or to such other person or at such other address as either party may subsequently furnish the other by notice in accordance with this section):

          If to the Company:

          Attention:  Mr. Barrett Brady
          Chief Executive Officer
          J. C. Nichols Company
          310 Ward Parkway
          Kansas City, Missouri  64112

          and by facsimile to:  (816) 649-2602

          with a copy to:

          Steven F. Carman, Esq.
          Blackwell Sanders Matheny Weary & Lombardi L.C.
          Two Pershing Square
          2300 Main, Suite 1100
          Post Office Box 419777
          Kansas City, Missouri  64141-6777

          and by facsimile to:  (816) 274-6914

          If to AHI:

          Attention:  Mr. James W. Quinn
          AHI Metnall L.P.
          c/o Allen & Company, Inc.
          711 Fifth Avenue
          New York, New York  10022

          and by facsimile to:  (212) 832-7057

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          with a copy to:

          Robert H. Werbel, Esq.
          Werbel & Carnelutti
          711 Fifth Avenue
          New York, New York  10022-3194

          and by facsimile to:  (212) 832-3353

     Any such notice or other communication addressed as provided herein will be deemed duly and validly given upon delivery if in person; upon delivery by a recognized national overnight courier service; and upon receipt of a confirmation slip evidencing satisfactory transmission if by facsimile transmission.

9.   SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor AHI may assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void. No assignment shall release the Company or AHI from any obligation or liability hereunder, unless expressly agreed to by the other party.

10.  ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS.

     This Agreement, all Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Company, by the consent of its Board of Directors or officers authorized by such Board, and AHI, by its general partner, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Company and AHI.

11.  NON-DISCLOSURE.

     This Agreement, all Exhibits hereto, all agreements and instruments to be delivered by the parties pursuant hereto, and the negotiations between the parties that preceded execution of such documents shall remain confidential until such time as the Company, in its sole discretion, determines to make a public announcement, the text of which shall be prepared by the Company and, as to matters other than those required to be disclosed as a matter of law, be subject to the consent of AHI.

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12.  EXPENSES.

     12.1 GENERAL. Except as otherwise expressly provided herein, the Company and AHI will pay all of their own fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the negotiation and consummation of the transactions contemplated hereby. AHI shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Shares owned by AHI.

     12.2 INVESTMENT BANKING FIRM. The Company and AHI agree that upon the Closing of the transactions contemplated by this Agreement, they shall each be responsible for paying one-half of the fees of the investment banking firm engaged by the Board of Directors of the Company to provide the opinion referred to in Section 4(g) above. AHI's share of such fees, which shall not exceed $57,500, shall be deducted from the original principal amount of the Note to be delivered by the Company on the Closing Date.

13.  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

14.  SECTION HEADINGS.

     The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

15.  TERMINATION.

     If the Closing has not occurred on or before January 31, 1997, this Agreement shall terminate and be of no force and effect, except for the provisions of Section 11, unless extended by the mutual agreement, in writing, by the Company and AHI.

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                              COMPANY
                              J. C. Nichols Company
ATTEST:
                              By:   /s/  BARRETT BRADY
                                    ----------------------------
/s/  PRICE A. SLOAN           Name:  Barrett Brady
--------------------------           ----------------------------
Secretary                     Title: President
                                     ----------------------------

                              AHI
                              AHI Metnall L.P.

                              By:  AHI Kansas, Inc.
                              Its: General Partner

                              By:    /s/  JAMES W. QUINN
                                     ----------------------------

                              Name:   James W. Quinn
                                     ----------------------------
                              Title:  President
                                     ----------------------------

                              /s/  JOHN SIMON
                                   ----------------------------
                              John Simon, individually


                              /s/  JAMES W. QUINN
                                   ----------------------------
                              James W. Quinn, individually

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